N e w s R e l e a s e

CONTACT:	Michael Berman	FOR IMMEDIATE RELEASE
	(312) 279-1496	October 15, 2007
ELS REPORTS THIRD QUARTER RESULTS
STRONG OPERATING PERFORMANCE
LOWER HOME SALES
          CHICAGO, IL – October 15, 2007 – Equity LifeStyle Properties, Inc. (NYSE: ELS) today announced results for the quarter and nine months ended September 30, 2007.
     a) Financial Results
          For the third quarter of 2007, Funds From Operations (“FFO”) were $21.4 million, or $0.70 per share on a fully diluted basis, compared to $20.1 million, or $0.66 per share on a fully diluted basis for the same period in 2006. For the nine months ended September 30, 2007, FFO was $70.9 million, or $2.33 per share on a fully diluted basis, compared to $64.0 million, or $2.12 per share on a fully diluted basis for the same period in 2006.
          Net income available to common stockholders totaled $9.7 million, or $0.39 per share on a fully diluted basis for the quarter ended September 30, 2007. This compares to net income available to common stockholders of $3.6 million, or $0.15 per share on a fully diluted basis for the third quarter of 2006. Net income available to common stockholders totaled $27.5 million, or $1.12 per share on a fully diluted basis for the nine months ended September 30, 2007. This compares to net income available to common stockholders of $14.8 million, or $0.62 per share on a fully diluted basis for the nine months ended September 30, 2006.
          See the attachment to this press release for a reconciliation of FFO and FFO per share to net income and net income per common share, respectively, which are the most directly comparable GAAP measures.
     b) Portfolio Performance
          Third quarter 2007 property operating revenues were $94.2 million, compared to $87.2 million in the third quarter of 2006. Property operating revenues for the nine months ended September 30, 2007 were $285.1 million, compared to $261.5 million for the same period in 2006, a 9.0 percent increase over the nine months ended September 30, 2006.
          For the quarter ended September 30, 2007, our Core1 property operating revenues increased approximately 5.9 percent and Core property operating expenses increased approximately 6.4 percent, resulting in an increase of approximately 5.4 percent to income from Core property operations over the quarter ended

[1]	Properties we owned for the same period in both years.

September 30, 2006. For the nine months ended September 30, 2007, our Core property operating revenues increased approximately 6.0 percent, while Core property operating expenses increased approximately 5.0 percent, resulting in an increase of approximately 6.9 percent in income from Core property operations over the nine months ended September 30, 2006.
          For the quarter ended September 30, 2007, the Company had 113 new home sales (including 14 third-party dealer sales), a 48.6 percent decrease over the quarter ended September 30, 2006. Gross revenues from home sales were approximately $8.5 million for the quarter ended September 30, 2007, compared to approximately $16.6 million for the quarter ended September 30, 2006. Net loss from home sales and other was approximately ($0.4) million for the quarter ended September 30, 2007 compared to net income from home sales of $0.1 million for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, the Company had 346 new home sales (including 37 third-party dealer sales), a 39.7 percent decrease over the same period in 2006. Gross revenues from home sales were approximately $26.8 million for the nine months ended September 30, 2007, compared to approximately $46.6 million for the same period in 2006. Net income from home sales and other was approximately $0.0 million for the nine months ended September 30, 2007 compared to $2.4 million for the nine months ended September 30, 2006.
     c) Asset-related Transactions
          On October 11, 2007, we acquired a 305-site resort property known as Tuxbury Resort, on approximately 193 acres in Amesbury, Massachusetts, including approximately 100 acres of potential expansion land. The purchase price was approximately $7.3 million and the seller provided financing of approximately $1.2 million that matures in January 2010.
          On September 26, 2007, we acquired a 106-site resort property known as Santa Cruz RV Ranch located on 6.65 acres near Scotts Valley, California. The purchase price was approximately $5.5 million.
          On August 3, 2007, we acquired a 363-site resort property known as Pine Island located on 31 acres in St. James City, Florida. The purchase price was approximately $6.5 million.
          On July 6, 2007, we closed on the sale of Del Rey for $13 million to a developer. Del Rey is a 407-site manufactured home community located in Albuquerque, New Mexico. A gain on sale of approximately $6.9 million was recognized in the third quarter of 2007.
          We currently have three all-age properties held for disposition and are in various stages of negotiations for sale. The Company plans to reinvest the proceeds from the sales of these properties or reduce its outstanding lines of credit with proceeds.
     d) Balance Sheet
          In September 2007, we amended our existing unsecured Lines of Credit (“LOC”) to expand our borrowing capacity from $275 million to $420 million. The lines of credit continue to accrue interest at LIBOR plus a maximum of 1.20% per annum, have a 0.15% facility fee, mature on June 30, 2010, and have a one-year extension option. Our current group of banks have committed up to $370 million on our $420 million borrowing capacity. We incurred commitment and arrangement fees of approximately $0.3 million to increase our borrowing capacity.

          Our average long-term secured debt balance was approximately $1.6 billion in the quarter, with a weighted average interest rate, including amortization, of approximately 6.1 percent per annum. Our unsecured debt balance currently consists of approximately $92.5 million outstanding on our unsecured lines of credit, which have a current availability of approximately $277.5 million. Interest coverage was approximately 2.0 times in the quarter ended September 30, 2007.
     e) Privileged Access
         In September 2007, Privileged Access paid the Company the remaining $5.0 million outstanding on a 2006 note receivable. In connection with the payoff, Privileged Access obtained a $5.0 million loan from a bank and the Company guaranteed $2.5 million of this additional loan. The Company’s guaranteed portion matures in January 2008.
     f) Guidance
         ELS management projects fourth quarter 2007 FFO per share on a fully diluted basis to be in the range of $0.62 to $0.64.
         ELS management continues to project 2008 FFO per share on a fully-diluted basis to be in the range of $3.15 to $3.30, assuming free cash flow is used to pay down debt or for acquisitions. The Company expects Core property operating revenue for 2008 to grow at approximately 3.5 to 4.0 percent over 2007, assuming stable occupancy. In 2008, the Company expects income from property operations in the Core portfolio to grow from 2.5 to 3.0 percent over 2007. The Company expects 2007 acquisitions will contribute approximately $2.0 million to income from property operations.
          Factors impacting 2007 and 2008 guidance include i) the mix of site usage within the portfolio; ii) yield management on our short-term resort sites; iii) scheduled or implemented rate increases; and iv) occupancy changes. Results for 2007 and 2008 also may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as hurricanes; iv) potential acquisitions, investments and dispositions; v) refinancing of maturing mortgage debt; vi) changes in interest rates; vii) renewal of our property and casualty insurance policies during March 2008; and viii) continued initiatives regarding rent control legislation in California and related legal fees. Quarter-to-quarter results during the year are impacted by the seasonality at certain of the properties.
          This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility;

•	in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing;

•	our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions;

•	our assumptions about rental and home sales markets;

•	the completion of pending acquisitions and timing with respect thereto;

•	ability to obtain financing or refinance existing debt;

•	the effect of interest rates; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
          These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
          Equity LifeStyle Properties, Inc. owns or has an interest in 312 quality properties in 29 states and British Columbia consisting of 113,230 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
          A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central time on October 16, 2007. The conference call will be limited to questions and answers from interested parties.
          Tables follow:

Equity LifeStyle Properties, Inc.
Selected Financial Data
(Unaudited)
(Amounts in thousands except for per share data)

	Quarters Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006
Property Operations:
Community base rental income	$59,366	$56,877	$177,190	$168,617
Resort base rental income	25,557	22,833	79,336	69,480
Utility and other income	9,273	7,539	28,551	23,445

Property operating revenues	94,196	87,249	285,077	261,542

Property operating and maintenance	33,252	30,125	95,681	87,229
Real estate taxes	7,037	6,780	21,646	20,122
Property management	4,576	4,301	13,940	13,526

Property operating expenses	44,865	41,206	131,267	120,877

Income from property operations	49,331	46,043	153,810	140,665

Home Sales Operations:
Gross revenues from inventory home sales	8,483	16,577	26,767	46,577
Cost of inventory home sales	(8,117)	(15,125)	(24,364)	(41,229)

Gross profit from inventory home sales	366	1,452	2,403	5,348
Brokered resale revenues, net	305	448	1,248	1,723
Home selling expenses	(1,845)	(2,472)	(5,845)	(7,386)
Ancillary services revenues, net	799	700	2,223	2,706

(Loss) income from home sales and other	(375)	128	29	2,391

Other Income and Expenses:
Interest income	496	595	1,458	1,434
Income from other investments, net	5,323	6,172	15,407	15,454
Equity in income of unconsolidated joint ventures	1,092	1,328	3,136	3,933
General and administrative	(3,795)	(3,541)	(11,146)	(10,342)
Rent control initiatives	(722)	(201)	(2,157)	(499)

Operating income (EBITDA)	51,350	50,524	160,537	153,036

Interest and related amortization	(25,942)	(26,339)	(77,420)	(77,167)
Income from discontinued operations	96	30	234	497
Depreciation on corporate assets	(116)	(102)	(337)	(312)
Income allocated to Preferred OP Units	(4,031)	(4,031)	(12,101)	(12,099)

Funds from operations (FFO)	$21,357	$20,082	$70,913	$63,955

Depreciation on real estate and other costs	(15,901)	(15,137)	(47,232)	(44,570)
Depreciation on unconsolidated joint ventures	(354)	(459)	(1,088)	(1,465)
Depreciation on discontinued operations	—	(21)	—	(63)

Gain on sale of properties	6,858	—	11,444	852
Income allocated to Common OP Units	(2,308)	(911)	(6,592)	(3,863)

Net Income available to Common Shares	$9,652	$3,554	$27,445	$14,846

Net income per Common Share – Basic	$0.40	$0.15	$1.14	$0.63
Net income per Common Share – Fully Diluted	$0.39	$0.15	$1.12	$0.62

FFO per Common Share – Basic	$0.71	$0.68	$2.37	$2.16
FFO per Common Share – Fully Diluted	$0.70	$0.66	$2.33	$2.12

Average Common Shares – Basic	24,148	23,474	24,065	23,396
Average Common Shares and OP Units – Basic	29,984	29,633	29,946	29,585
Average Common Shares and OP Units – Fully Diluted	30,418	30,239	30,402	30,209

Equity LifeStyle Properties, Inc.
(Unaudited)

	As Of	As Of
	September 30,	December 31,
	2007	2006
Total Common Shares and OP Units Outstanding:

Total Common Shares Outstanding	24,357,179	23,928,652
Total Common OP Units Outstanding	5,836,043	6,090,068

	September 30,	December 31,
	2007	2006
	(amounts in 000s)	(amounts in 000s)
Selected Balance Sheet Data:

Total real estate, net	$1,895,434	$1,901,651
Cash and cash equivalents	$3,702	$1,605
Total assets	$2,047,271	$2,055,831

Mortgage notes payable	$1,575,196	$1,586,012
Unsecured debt	$97,900	$131,200
Total liabilities	$1,760,297	$1,795,919
Minority interest	$217,435	$212,794
Total stockholders’ equity	$69,539	$47,118

	Quarters Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006
Manufactured Home Site Figures and Occupancy Averages: (1)

Total Sites	44,158	44,134	44,155	43,740
Occupied Sites	39,887	39,735	39,916	39,403
Occupancy %	90.3%	90.0%	90.4%	90.1%
Monthly Base Rent Per Site	$496.11	$477.12	$493.23	$475.47
Core Monthly Base Rent Per Site	$501.82	$482.63	$498.94	$479.34

	Quarters Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006
Home Sales: (1)

New Home Sales Volume (2)	113	220	346	574
New Home Sales Gross Revenues	$8,019	$15,949	$25,045	$44,637

Used Home Sales Volume (3)	69	117	224	297
Used Home Sales Gross Revenues	$464	$628	$1,722	$1,940

Brokered Home Resale Volume	202	271	769	1,015
Brokered Home Resale Revenues, net	$305	$448	$1,248	$1,723

(1)	Results of continuing operations.

(2)	Quarter and nine months ended September 30, 2007 includes 14 and 37 third-party dealer sales, respectively. Quarter and nine months ended September 30, 2006 include 17 and 46 third-party dealer sales, respectively.

(3)	Quarter and nine months ended September 30, 2007 includes zero and five third-party dealer sales, respectively. Quarter and nine months ended September 30, 2006 include seven and nine third-party dealer sales, respectively.

Equity LifeStyle Properties, Inc.
(Unaudited)
     Summary of Total Sites as of September 30, 2007:

Sites
Community sites (1)	45,300
Resort sites:
Annuals	19,100
Seasonal	8,300
Transient	9,300
Membership (2)	24,100
Joint Ventures (3)	6,800

112,900

(1)	Includes 1,174 sites from discontinued operations.

(2)	All sites are currently leased to Privileged Access.

(3)	Joint Venture income is included in Equity in income of unconsolidated joint ventures.

	Quarters Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006
Funds available for distribution (FAD):

Funds from operations	$21,357	$20,082	$70,913	$63,955
Non-revenue producing improvements to real estate	(4,467)	(3,132)	(10,850)	(8,568)

Funds available for distribution	$16,890	$16,950	$60,063	$55,387

FAD per Common Share – Basic	$0.56	$0.57	$2.01	$1.87
FAD per Common Share – Fully Diluted	$0.56	$0.56	$1.98	$1.83

	Full Year 2007		Full Year 2008
	Low	High	Low	High
Earnings and FFO per Common Share Guidance on a fully diluted basis (unaudited):

Projected net income	$0.98	$0.99	$0.83	$0.95
Projected depreciation	2.12	2.12	2.12	2.12
Gain on sale of properties	(0.38)	(0.38)	—	—
Projected income allocated to common OP units	0.23	0.24	0.20	0.23

Projected FFO available to common shareholders	$2.95	$2.97	$3.15	$3.30

          Funds from Operations (“FFO”) is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
          FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.